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                                                                   Exhibit 10.46

                                 THIRD AMENDMENT
                          TO THE INTERIM SERVICES INC.
                           DEFERRED COMPENSATION PLAN


         THIS THIRD AMENDMENT to the Interim Services Inc. Deferred Compensation Plan (the "Plan") is made on this 1st day of August, 2000, by Interim Services Inc. (the "Company");

                              W I T N E S S E T H :

         WHEREAS, Article IX of the Plan provides that the Company has the right to amend the Plan at any time; and

         WHEREAS, the Company now desires to amend the Plan to (i) provide that the Norrell Corporation Nonqualified Deferred Compensation Plan will be merged into the Plan, effective as of December 1, 1999, (ii) provide for quarterly deferral elections, (iii) permit participants to defer into the Plan amounts payable under the Norrell Corporation Vision Plan, (iv) provide for Norrell Corporation to become a Participating Company, and (v) provide for special vesting rules for participants in the Norrell Corporation Vision Plan;

         NOW, THEREFORE, the Plan hereby is amended, effective as of December 1, 1999, as follows:

         1. Effective as of December 1, 1999, (i) the Norrell Corporation Nonqualified Deferred Compensation Plan is merged with and into the Plan and (ii) each outstanding stock option under the Norrell Corporation Nonqualified Compensation Plan shall be converted into an equivalent number of Deferred Company Stock Units.

         2.       Section 1.19 of the Plan is amended to read as follows:

                  1.19 ENTRY DATE shall mean the first day of each calendar quarter.

         2.       Section 3.2(a)(i) of the Plan is amended to read as follows:

                           (i) INITIAL DEFERRAL ELECTION. A Participant's initial Deferral Election with respect to his Compensation for any Plan Year shall be effective for the first paycheck earned after the date the Deferral Election becomes effective. To be effective, a Participant's initial Deferral Election must be made within the time period prescribed by the Administrative Committee (generally, before the Entry Date coinciding with or next following the date he first becomes eligible to participate in the Plan). An Eligible Employee's Deferral Election will remain in effect for subsequent Plan Years unless he submits a new Deferral Election prior to the first day of a subsequent Plan Year.

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         3.       The following subparagraph (d) is added to Section 3.2 of
the Plan and subparagraphs (d) and (e) are redesignated as (e) and (f):

                  (d) MODIFICATION. A Participant may modify his Deferral Election by delivering written notice of such modification to the Administrative Committee prior to the first day of any calendar quarter, and such modification shall be effective with respect to Compensation earned after the beginning of such quarter.

         4.       The following Section 3.3A is added to the Plan:

                  3.3A     NORRELL VISION PLAN CONTRIBUTIONS.

                           Each Participant who (i) was a participant in the
                  Norrell Corporation Vision Plan (the "Vision Plan"), and (ii) is employed by a Participating Company on December 31, 1999, may irrevocably elect to defer under the Plan all or a portion of the participant's vested accrued benefit under the Vision Plan which would otherwise be paid to such participant on or about January 1, 2000. Such an election may be made by completing and submitting an appropriate election form to the Administrative Committee (or its designee). Subject to any modifications, additions or exceptions that the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms and conditions shall apply to such elections:

                           (a) ELECTION SPECIFICS. A Participant's election must specifically identify the portion of the participant's vested benefit under the Vision Plan which will be deferred under the Plan.

                           (b) TIMING OF ELECTION. For a Participant's election to be effective, the Participant must complete such election and deliver it to the Company no later than December 31, 1999.

                           (c)      ELECTION IRREVOCABLE. Once made and
                  submitted to the Administrative Committee, a Participant's election will be irrevocable.

                           (d) EFFECT OF ELECTION. As of the date on which the Participant's vested accrued benefit under the Vision Plan otherwise would be paid to the Participant in cash, the Administrative Committee shall credit to the Participant's Account an amount equal to the amount of cash payable to the Participant but for such election.

         5.       The following Section 4.2(f) is added to the Plan:



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                           (f)      INVESTMENT OF NORRELL VISION PLAN
                  CONTRIBUTIONS. Notwithstanding anything else herein to the contrary, any portion of a Participant's Account representing the Participant's election made under Section 3.3A to defer receipt of benefits payable under the Norrell Corporation Vision Plan shall at all times remain invested in the stable value fund (or comparable fund) established under the Plan.

         6. Exhibit A to the Plan is amended as attached hereto to add Norrell Corporation as a Participating Company, effective as of December 1, 1999.

         7. Exhibit B is added to the Plan as attached hereto, effective as of December 1, 1999.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Third Amendment on the date first above written.

                                        INTERIM SERVICES INC.


                                        By: /s/ Lisa Iglesias
                                            ------------------------------------

                                            Title: Vice President & Secretary
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